SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2014

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200 Dallas, Texas 75201
(Address of principal executive offices)

(214) 756-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is being furnished pursuant to the requirements of Item 2.02, “Results of Operations and Financial Condition,” is being reported under Item 7.01, “Regulation FD Disclosure.”

On February 6, 2014, Westwood Holdings Group, Inc. issued a press release entitled “Westwood Holdings Group, Inc. Reports Fourth Quarter and 2013 Results; Assets Under Management Increase to Record $18.9 Billion; Westwood International AUM Reaches $2.5 Billion”, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.  The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended.

ITEM 7.01:       REGULATION FD DISCLOSURE

Westwood announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.44 per common share payable on April 1, 2014 to stockholders of record on March 14, 2014.

ITEM 9.01:       FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits:  The following exhibit is furnished with this report:

Exhibit Number	Description

99.1

Press Release dated February 6, 2014, entitled “Westwood Holdings Group, Inc. Reports Fourth Quarter and 2013 Results; Assets Under Management Increase to Record $18.9 Billion; Westwood International AUM Reaches $2.5 Billion.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      February 6, 2014

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Mark A. Wallace
Mark A. Wallace
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press Release dated February 6, 2014, entitled “Westwood Holdings Group, Inc. Reports Fourth Quarter and 2013 Results; Assets Under Management Increase to Record $18.9 Billion; Westwood International AUM Reaches $2.5 Billion.”